Exhibit 3.1

AMENDED AND RESTATED BY-LAWS

OF

ANDOVER MEDICAL, INC.

(A Delaware Corporation)

ARTICLE I.

REGISTERED OFFICE AND REGISTERED AGENT

1.1           Offices.  Andover Medical, Inc. (the “Corporation”) shall have and continuously maintain in the State of Delaware a registered office that may be, but not need be, the same as one of its places of business, and a registered agent, which agent may be either an individual resident in the State of Delaware, or a domestic corporation, or a foreign corporation, authorized to transact business in the State of Delaware.

1.2           Other Offices.  The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors of the Corporation (the “Board”) may from time to time determine or as the President or other officer designated by the President may determine is required by the business of the Corporation.

1.3           Addresses.  The registered office of the Corporation is to be located at 2711 Centerville Road, Suite 400, Wilmington, Delaware  19808.  The name of its registered agent at that address is Corporation Service Company.  The registered office and the registered agent may be changed from time to time by the Board.

ARTICLE II.

MEETINGS OF STOCKHOLDERS

2.1           Annual Meetings.  The annual meeting of stockholders to elect directors shall be held at such place (within or without the State of Delaware), date and time as shall be designated by a resolution of the Board and stated in the notice of the meeting.  Stockholders may act by written consent to elect directors; provided, however, that, if such consent is less than unanimous, such action may be in lieu of an annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such actions.  Any other proper business may be transacted at the annual meeting.

2.2           Special Meetings.  Special meetings of the stockholders may be called at any time by the Chairman or Vice Chairman of the Board, if any, or by the President or, in his or her absence, any Vice President, or by a majority of the Board, or at the request in writing of the holders of record of a majority of the capital stock outstanding and entitled to vote.

2.3           Proxies.  Each stockholder entitled to vote shall, at every meeting of the stockholders, be entitled in person or by proxy signed by him to one vote for each share of voting stock, such proxy to be valid for three years from its date, unless it provides for a longer period.  Such right to vote shall be subject to the right of the Board to fix a record date for determining stockholders entitled to vote, as hereinafter provided, and if the directors shall not have exercised such right, the record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders, or for any other purpose, shall be the date prescribed by the laws of the Delaware General Corporation Law then in effect (the “DGCL”).

2.4           Notice.  Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the  meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  The written notice shall be given not less than ten and not more than sixty days prior to the date of the meeting to each stockholder entitled to vote as such meeting.  If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation, except where a longer or shorter period of notice is required by the DGCL.

2.5           Required Vote; Action Without Meeting.  Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of stockholders may be dispensed with if holders of a majority of the outstanding stock who would have been entitled to vote upon the action if such a meeting were held shall consent in writing to such corporate action being taken.

2.6           Quorum; Adjournment.  The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting until a quorum shall be present or represented and any business may be transacted which might have been transacted at the meeting as originally notified.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.7           Record Date.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or to express consent to any corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any changes, conversion or exchange of stock or for any other lawful purpose, the Board may fix a record date which, in the case of a meeting, shall not be more than sixty nor less than ten days before the date of such meeting; in the case of an action by written consent, shall not be more than ten days after the date upon which the resolution fixing such record date is adopted by the Board; and in the case of making any other determination or taking any other action, shall not be more than sixty days prior to any such determination or action.  In no event shall the record date precede the date of adoption of the applicable Board resolution.  A determination of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

2.8           Stockholders of Record.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to vote as the owner of such shares and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the DGCL.

ARTICLE III.

DIRECTORS

3.1           Duties and Powers; Number.  The property and business of the Corporation shall be managed and controlled by its Board, the exact number of which shall be fixed from time to time by resolution of the Board.  The directors need not be stockholders.  “Majority vote” shall mean in the case of meetings of the directors, an affirmative vote of a majority of the directors present and voting, provided that a quorum is present.

3.2           Nomination and Election of Directors.

(a)           The directors, following the initial Board, shall be elected at the annual meeting of the stockholders, except as provided in these Amended and Restated By-laws, and each director elected shall hold office until such director’s successor shall have been duly elected and qualified or until his or her earlier resignation or removal.

(b)           No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth above in this Section 3.2; and the chair of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Amended and Restated By-laws and shall be disregarded. Nominations of persons for election to the Board may be made at a meeting of stockholders by or at the direction of the Board or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in the next paragraph of this Section.

(c)           Nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation.  To be timely, a stockholder’s notice shall be delivered to and received at the principal executive offices of the Corporation either not less than ninety days nor more than one-hundred twenty days in advance of a day corresponding to the date of mailing the Corporation’s proxy statement in connection with the previous year’s annual meeting; or if no annual meeting was held in the previous year or the date of the applicable annual meeting has been changed by more than thirty days from the date contemplated at the time of the previous year’s proxy statement, not later than the close of business on the fifteenth day following the day on which notice of the date of the annual meeting was mailed or publicly disclosed, whichever occurs first. Such stockholder’s notice shall set forth (i) as to each person whom the  stockholder proposes to nominate for election or re-election as a director, (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Corporation which are beneficially owned by such person, and (D) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such persons’ written consent to being named in the proxy statement as nominee and to serve as a director if elected); and (ii) as to the stockholder giving the notice, (A) name and address, as they appear on the Corporation’s books, of such stockholder and (B) the class or series and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board, any person nominated by the Board for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.

(d)           To the extent any of the provisions of this Section are inconsistent with, and violate, the provisions of rules promulgated by the Securities and Exchange Commission regarding stockholder proposals, such rules shall be controlling.

3.3           Vacancies.  Any vacancy occurring on the Board due to death, resignation, removal, an increase in the members of the Board or otherwise may be filled by the affirmative vote of a majority of the remaining members of the Board, even if such majority is less than a quorum, and each director so elected shall hold office until the expiration of the term of the director whom he or she has replaced or until her or his successor is elected and qualified.

3.4           Annual Meeting.  After each annual election of directors, the newly elected directors may meet for the purpose of organization, the election of officers, and the transaction of other business, at such time and place as shall be fixed by the stockholders at the annual meeting, and, if a majority of the directors shall be present at such time and place, no prior notice of such meeting need be given to the directors.

3.5           Regular Meetings.  The directors may meet regularly on such date and at such time as shall be designated from time to time by the Board.  No notice of these meetings shall be required.

3.6           Special Meetings.  Special meetings of the directors may be called by the Chairman or Vice Chairman of the Board, if any, or by the President or, in his or her absence, any Vice President or by a majority of the directors then in office.  Notice of a special meeting shall be given so as to be received at least one calendar day prior to the day on which such meeting is to be held

3.7           Manner and Place of Meetings.  Meetings may be held at such place within or without the State of Delaware as shall be fixed by the Board.  Members of the Board, or any committee designated by the Board, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participate in a meeting pursuant to this subsection shall constitute presence in person at the meeting.

3.8           Quorum; Vote.  A majority of the entire Board shall constitute a quorum, but a smaller number may adjourn from time to time, without further notice, until a quorum is secured.  At all meetings of the Board, each director is to have one vote.

3.9           Organization.  Meetings of the Board shall be presided over by the Chairman, or in her/his absence by a person chosen to act in the Chairman’s stead at the meeting by the affirmative vote of a majority of the directors present.  The secretary of the Corporation shall act as secretary of the meeting, or in her/his absence the general or outside counsel of Corporation, or in her/his absence the Chairman shall appoint an individual to act as secretary of the meeting.

3.10         Action by Written Consent or Electronic Submission.  Unless otherwise restricted by law, the Certificate of Incorporation or these Amended and Restated By-laws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if the requisite number of directors necessary to take such action consent thereto in writing or by electronic submission, and such written consent or electronic submission is filed with the minutes of proceedings of the Board or such committee.

3.11         Removal.  Any one or more of the directors may be removed at any time: (a) with or without cause by the affirmative vote of stockholders holding a majority of shares entitled to vote at an election of directors; or (b) with cause by the affirmative vote of a majority the entire Board (and not merely a majority of the directors present at a meeting at which a quorum is present).  “Cause,” for purposes of this Section 3.10, means the breach by the director to be removed of a fiduciary duty to the Corporation, or the conviction of the director to be removed for any felony.

3.12         Committees.  The Board shall by resolution designate any such committees as may be required by law to be so designated.  The Board may designate one or more additional committees, each consisting of one or more directors.  Unless otherwise determined by a majority vote of the Board, in the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in a resolution adopted by the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation to the extent permitted by statute, and may authorize the seal of the Corporation, if any, to be affixed to all papers which may require it; but no such committee shall have the power or authority to approve or adopt, or recommend to the stockholders of the Corporation, any action or matter expressly required, pursuant to the DGCL, to be submitted to the stockholders for approval, or to adopt, amend or repeal any By-Law of the Corporation.

ARTICLE IV.

OFFICERS OF THE CORPORATION

4.1           Titles.  The officers of the Corporation shall be a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as may from time to time be chosen by the Board.  One person may hold the offices of President or Vice President and the additional offices of Chief Executive Officer, Chief Financial Officer, Secretary and/or Treasurer.  A Chairman of the Board and a Vice Chairman of the Board may also be elected by the Board and a person holding the office of Chairman or Vice Chairman of the Board may hold the additional offices of President or Vice President (if any), Chief Executive Officer, Chief Financial Officer, Secretary and/or Treasurer.

4.2           Term.  Each officer shall hold office until such officer’s successor shall have been duly elected and shall have qualified or until his or her earlier resignation or removal.  Any officer elected by the Board may be removed either with or without cause at any time by majority vote of the Board.  If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by majority vote of the Board.

4.3           Chairman of the Board.  The Chairman of the Board, if any, shall preside over all meetings of the stockholders and directors, and shall have such other duties as may be assigned to him or her from time to time by the Board.

4.4           Vice Chairman of the Board.  The Vice Chairman of the Board, if any, shall be vested with all the powers to perform all the duties of the Chairman of the Board in his or her absence or disability, and shall have such other duties as may be assigned to him or her from time to time by the Board.

4.5           Chief Executive Officer and President.  The Chief Executive Officer and President shall have the right to review and generally supervise the management of the Corporation by the Chief Operating Officer, and in the absence of the Chief Operating Officer to perform the duties of that office, subject to the review of the Board of Directors.

4.6           Chief Operating Officer.  The Chief Operating Officer shall have the responsibility of the general day-to-day management and supervision of the affairs of the Corporation, subject to the direction of the Chief Executive Officer and President and the general control of the Board of Directors.

4.7           Vice President(s).  The Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation by the Board, then in the order of their election), shall be vested with all the powers to perform all the duties of the President in his or her absence or disability and shall perform such other duties as may be prescribed by the Board from time to time.

4.8           President Pro Tem.  In the absence or disability of the President and all of the Vice Presidents, if any, the Board may appoint from their own number a President Pro Tem.

4.9           Secretary.  The Secretary shall attend all meetings of the Board and all meetings of the stockholders and record all the proceedings of such meetings of the Corporation and of the Board in a book to be kept for that purpose and shall perform like duties for the executive committee and for any standing committees, if any, when required.  He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision he or she shall act.  He or she shall have custody of the Corporation’s seal and he or she, or an Assistant Secretary, shall have authority to affix the seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary.  The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

4.10         Assistant Secretary.  The Assistant Secretary, if any (or if there be more than one, the Assistant Secretaries in the order determined by the Board or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary, or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

4.11         Treasurer.  The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name of and to the credit of the Corporation in such depositories as may be designated by the Board.  The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board taking proper vouchers for such disbursements, and shall render to the President and the Board, at its regular meetings, or when the Board so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.  The Treasurer shall keep an account of stock registered and transferred in such manner and subject to such regulations as the Board may prescribe.  The Treasurer shall give the Corporation a bond, if required by the Board for the faithful performance of the duties of his or her office and the restoration to the Corporation, in case of his or her death, resignation or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession, belonging to the Corporation.  He or she shall also perform such other duties as the Board or the President may from time to time prescribe or require.

4.12         Assistant Treasurer.  The Assistant Treasurer, if any (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board, if any or if there be no such determination then in the order of their election), in the absence of the Treasurer or in the event of his or her inability or refusal to act, shall perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board or President may from time to time prescribe or require.

4.13         Delegation of Duties of Officers.  In the case of the absence or disability of any officer of the Corporation, the Board may delegate the powers or duties of any such officer to any other officer or to any director of the Corporation on a temporary basis..

ARTICLE V.

STOCK

5.1           Stock Certificates.  Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation, by the President or a Vice President and by the Treasurer and/or the Secretary, certifying the number of shares owned by him or her in the Corporation.

5.2           Replacement of Stock Certificates.  The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an Affidavit of the fact by the person claiming the certificate being lost, stolen or destroyed as the Board may deem satisfactory.  When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a satisfactory bond of indemnity in an amount sufficient to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.  A new certificate may be issued without requiring bond when, in the judgment of the Board, it is proper to do so.

5.3           Transfers of Stock.  Upon surrender to the Corporation or to the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer the shares, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon the Corporation’s books.

5.4           Dividends.  Dividends upon the capital stock of the Corporation may be declared by the Board at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock at such rate as may be fixed by the Board consistent with any limitations found within the Corporation’s Certificate of Incorporation or these Amended and Restated By-laws.

5.5           Reserves for Payment of Dividends.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VI.

LIABILITY OF DIRECTORS

No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that to the extent required by the provisions of Section 102(b)(7) of the DGCL or any successor statute, or any other laws of the State of Delaware, this provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.  If the DGCL hereafter is amended to authorize the further elimination or limitation on personal liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the DGCL, as so amended.  Any repeal or modification of this Article VI by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE VII.

INDEMNIFICATION AND ADVANCEMENTS

7.1           Indemnification.  All directors, officers, employees or agents of the Corporation or anyone serving as a director, officer, employee or agent of another corporation at the request of the Corporation shall be indemnified by the Corporation to the fullest extent and in the manner permitted by Section 145 of the DGCL.  The right of indemnification under this Article VII shall be a contract right inuring to the benefit of the directors, officers and other persons entitled to be indemnified hereunder and no amendment or repeal of this Article VII shall adversely affect any right of such director, officer or other person existing at the time of such amendment or repeal.

7.2           Advances.  Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be advanced by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt from such person of the undertaking required by the DGCL.  The indemnification and advancement of expenses under this Article VII shall not be deemed exclusive of any other rights to which such director or officer seeking indemnification or the advancement of expenses may be entitled, whether contained in the Certificate of Incorporation or the Amended and Restated By-laws, or when authorized by such Certificate of Incorporation or Amended and Restated By-laws, (i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled..

7.3           Non-Exclusivity of Rights.  The rights conferred on any person by this Article VII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Amended and Restated By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

ARTICLE VIII.

GENERAL

8.1           Notices.  Whenever, under the provisions of the statutes or of these Amended and Restated By-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Notice to directors and to members of any committee of the Board may also be given by courier or messenger, by telegraph, facsimile, electronic mail or other recorded form of communication, or may be delivered personally or by telephone.

8.2           Waivers.  Whenever any notice is required to be given under the provisions of the statutes or of these Amended and Restated By-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

8.3           Contracts.  In addition to, and specifically not in limitation of, such authority as may be granted to them under the DGCL, the Board may authorize any officer or officers or any agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances..

8.4           Books and Records.  The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its stockholders, Board, and standing committees.  The books, accounts and records of the Corporation, except as otherwise required by the DGCL, may be kept within or without the State of Delaware, at such place or places as may from time to time be designated by resolution of the Board.

8.5           Amendments.  The shareholders entitled to vote in the election of directors may amend or repeal the Amended and Restated By-laws and may adopt new Amended and Restated By-laws. Except as otherwise required by law or by the provisions of these Amended and Restated By-laws, the Board of Directors may also amend or repeal the Amended and Restated By-laws and adopt new Amended and Restated By-laws, but Amended and Restated By-laws adopted by the Board of Directors may be amended or repealed by the said shareholders.

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EXHIBIT B

Audit Committee Charter

1.             MEMBERSHIP.  The membership of the Audit Committee (the “Committee”) of Andover Medical, Inc. (the “Company”) will consist of no less than two members of the Board of Directors, all of whom are independent from management, financially literate, and at least one of whom has accounting or related financial management expertise.

2.             MEETINGS.  The Committee shall meet prior to the release and filing of annual and quarterly financial reports with the Company’s financial management and its independent auditors to review and discuss such reports.  Meetings also may be called by the Chairman or a majority of members of the Committee and shall be held during normal business hours and at a mutually agreeable location.  Meetings may be held by conference telephone or similar methods by means of which all persons participating in the meeting can hear and speak to each other.

3.             VACANCIES.  The Board of Directors shall designate members of the Board who meet the requirements set forth in Section 1, above, to fill vacancies.

4.             DUTIES AND RESPONSIBILITIES.  In the interest of proper financial management and in compliance with applicable rules and regulations mandated by the Nasdaq listing standards, as amended, and the Securities and Exchange Commission, the Committee will:

a.             Recommend the selection of an independent auditor to be approved by the Board of Directors and the stockholders, after reviewing the amount of non-audit services provided in the prior year, and require the selected auditor to confirm its independence from management consistent with the Public Company Accounting Oversight Board;

b.             Consult with the independent auditor with respect to the scope of the audit plan and review the Plan’s effectiveness after completion of the audit;

c.             Review, in combination with the independent auditor, the report of audit, or proposed report of audit, and the accompanying management letter or other statement to be included in the Annual Report to Stockholders;

d.             Consult with the independent auditor with regard to the adequacy of internal controls;

e.             Evaluate the financial and accounting functions of the Company, including personnel, systems, controls, and overall organization;

f.              Provide communication links between the Board of Directors and the independent auditors;

g.             Review the programs the Company has put in place to ensure meeting the key objectives and provide appropriate comments and suggestions to the responsible members of management;

h.             Ensure that the Company has adequate controls, policies, and procedures in place to assure compliance with applicable laws, regulations and Company policy;

i.              Inform the Board of Directors on a quarterly basis (and on a more frequent basis as needed) of any significant situations that could have an important impact on the business;

j.              Review all important policies as outlined above and ensure compliance by appropriate reports from the responsible members of management;

k.             Review the applicability and effectiveness of this Charter and annually recommend to the Board of Directors its renewal or amendment; and

l.              In all of the above, act in an advisory role to management, in an information role to the full Board of Directors, and in a direct role with regard to the audit and reporting functions of the external auditors.

EXHIBIT C

Nominating Committee Charter

The Nominating Committee (“Committee”) shall be composed of at least two (2) members of the Board of Directors, each of whom is independent of the management of the Company and are free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as a Committee member.  The members of the Committee shall be independent, as required by applicable law or regulations established by the Securities and Exchange Commission (“SEC”) and the NASD, Inc. (“NASD”). The Committee refers not only to nominating committees and committees performing similar functions, but also to groups of directors fulfilling the role of a nominating committee, including the entire board of directors.  The operation of the Committee shall be subject to the Bylaws of the Company as in effect from time to time and to provisions of applicable law.

The Committee will provide assistance to the Board in fulfilling its responsibility to the shareholders relating to corporate governance policies and practices of the Company, including Board and committee structure and nominations. The Committee will have free and open communication with the directors and the executive management of the Company.

In carrying out its responsibilities, the Committee will adopt policies and procedures it believes necessary or appropriate to enable it to react to changing conditions, and to increase the confidence of the directors and shareholders that the corporate governance practices of the Company comply with all requirements.

Meetings of the Committee will be held at the pleasure of the Board and the members of the Committee, from time to time, in response to needs of the Board. Notwithstanding the foregoing, the Committee will meet at least once annually to evaluate and make nominations of qualified candidates for election to the Board at the Annual Meeting of Shareholders.

The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board. The Committee will report its actions and recommendations to the Board after each Committee meeting.

The Committee will have the authority to retain any search firm engaged to assist in identifying director candidates, and to retain outside counsel and any other advisors as the Committee may deem appropriate in its sole discretion. The Committee will have authority to approve related fees and retention terms.

As appropriate under the circumstances, the Committee will, among its other responsibilities:

1.              Develop and periodically review the desired qualifications of members of the Board and its committees, including: the number and nature of other board memberships held; relevant experience, desired diversity and the collective expertise of the Board and of its committees; independence; and possible conflicts of interest.

2.              Determine the need for new directors and, as appropriate, lead the search for new individuals qualified to become members of the Board. In doing so, the Committee will consider individuals who will be able to contribute to an effective Board, serve the long-

term interest of the shareholders of the Company, and satisfy the qualification criteria and standards for nomination of directors and committee members.

3.    Recommend to the Board director nominees to be presented for shareholder approval at the annual meeting. In selecting nominees, the Committee will consider individuals who individually and collectively meet the qualification criteria developed by the Committee and who individually meet the highest standards of personal and professional integrity, ability and judgment to serve the long-term interests of the shareholders. As part of its process, the Committee will consider individuals who are properly proposed by shareholders of the Company to serve on the Board in accordance with laws and regulations established by the SEC and the NASD, the Bylaws of the Company and applicable corporation law, and make recommendations to the Board regarding such individuals based on the established qualification criteria and standards for members of the Board.

4.    Review the Board’s committee structure and, in consultation with the Chief Executive Officer, recommend to the Board for its approval directors to serve as members and chairpersons of each committee. In doing so, the Committee will determine, on an annual basis, the members of the Board of Directors who meet the independence requirements, and members of the Audit Committee who meet the financial expert requirements, established by the SEC and the NASD.

5.    Periodically review the policies and practices of the Company in the area of corporate governance and, as necessary, recommend new policies and changes to existing policies to the Board for its approval. In doing so, the Committee will review with the Company’s counsel or other appropriate personnel new and relevant legal and regulatory requirements that may be imposed on the Company from time to time.

6.    Develop an annual evaluation process for the Board and its committees. As appropriate, the Committee will make recommendations to the Board regarding its findings.

7.               Review and reassess the adequacy of the Committee Charter and recommend any proposed changes to the Board for approval.

8.    Perform such other functions and have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

The Committee will have the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate so long as such actions are ratified by the Committee as a whole.

EXHIBIT D

Compensation Committee Charter

Mission Statement

The purpose and mission of the Compensation Committee of the Board of Directors of Andover Medical, Inc. (the “Company”) is to enhance shareholder value by ensuring that the compensation available to the Board of Directors, Chief Executive Officer, and other Executive Officers of the Company enables the Company to attract and retain high-quality leadership and is consistent with the Company’s executive compensation policy.

Composition

The Compensation Committee (the “Committee”) shall be comprised of two or more directors, all of whom in the judgment of the Board of Directors are independent in accordance with applicable rules and regulations of the Securities and Exchange Commission (and stock exchange standards) and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a Committee member.

Principal Functions

The Committee  shall be responsible for the following:

1.              Director Compensation. Review and recommend to the Board of Directors for approval, all Director compensation, including retainers, meeting fees, equity compensation plans, deferred compensation plans, and any other components of Director compensation.

2.               Compensation Philosophy. Review annually and determine the Company’s stated compensation philosophy to ensure that management is rewarded appropriately for its contributions to Company growth and profitability and that the executive compensation strategy (including executive salary ranges, annual incentive compensation, and long-term incentive plans) supports the Company’s goals and objectives and the interests of shareholders.

3.               Chief Executive Compensation. Review annually and determine the individual elements of total compensation for the Chief Executive Officer. Establish, on an annual basis, performance criteria and objectives for the Chief Executive Officer, and, in conjunction with the Board of Directors, conduct an annual performance assessment of the Chief Executive Officer. Report annually to the shareholders on the factors and criteria on which the Chief Executive Officer’s compensation for the prior year was based, including the relationship of the Company’s performance to the Chief Executive Officer’s compensation.

4.               Compensation of Other Executive Officers. Review annually and determine the individual elements of total compensation for Officers (as used in Section 16 of the Exchange Act and defined in Rule 16a-1 thereunder). Consult with the Chief Executive Officer to ensure that Executive Officer compensation is consistent with the Company’s compensation strategy and policy.

5.               Equity Compensation Plans. Annually review and approve the type, number, terms and conditions of equity compensation grants to the Chief Executive Officer and other Executive Officers, consistent with the terms of those plans and the Company’s compensation philosophy. For equity grants to all other employees, review the list of grants for consistency with the Company’s compensation philosophy. Additionally, the Committee may provide for an equity pool, which may be granted at the Chief Executive Officer’s discretion for new hires or other interim awards for employees other than Executive Officers,

6.               Other Compensation and Benefit Plans. As required, review and approve equity and other Executive compensation and benefit plans and programs to ensure consistency with the Company’s compensation philosophy.

7.               Consultants. In the Committee’s sole discretion, engage independent consultants to report directly to the Committee and to advise the Committee in discharging its duties hereunder.

8.               Succession Planning. Annually review the succession planning process with the Chief Executive Officer. Report annually to the Board of Directors on the Company’s leadership succession planning for the Chief Executive Officer and other Executive Officers.

9.               Reporting. Annually report to the shareholders on the compensation of the Chief Executive Officer and other Executive Officers, to the extent required by federal securities law requirements. Report annually to the Board of Directors on the Committee’s discharge of its responsibilities outlined herein.

Meetings

The Committee will meet as often as necessary to carry out its responsibilities, but in any event, no less than once each year. Meetings will be called by the Chairman of the Committee.  Reports of meetings of the Committee shall be made to the Board of Directors at its next regularly scheduled meeting following the Committee meeting.